Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES
September 20, 2013 Pattern Energy Group Inc. Pier 1, Bay 3 San Francisco, CA 94111	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re: Registration Statement No. 333-190538; 18,400,000 shares of Class A Common Stock,

       par value $0.01 per share, of Pattern Energy Group Inc.

Ladies and Gentlemen:

We have acted as special counsel to Pattern Energy Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 9, 2013 (Registration No. 333-190538) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 18,400,000 shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), 16,000,000 shares of which are being offered by the Company (the “Company Shares”) and 2,400,000 shares of which may be purchased by the underwriters pursuant to an option to purchase additional shares granted to the underwriters by a stockholder of the Company (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”). The term “Shares” includes any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact, questions of law and documents, corporate records and other instruments as we have considered appropriate for purposes of this letter, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement on September 5, 2013 and (iii) the form of contribution agreement filed as Exhibit 10.9 to the Registration Statement on September 3, 2013 that will become effective prior to the sale of the Shares. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 20, 2013

Subject to the foregoing and the other matters set forth herein, and upon the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, it is our opinion that, as of the date hereof:

1.	When the Company Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.	The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company, and when the Selling Stockholder Shares have been issued by the Company in the circumstances contemplated by the form of contribution agreement most recently filed as an exhibit to the Registration Statement, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP